   As Filed With the Securities and Exchange Commission on September 30, 1998
                                                    Registration No. 333-57345
==============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                AMENDMENT NO. 2
                               (Post-Effective)
                                  ON FORM S-8
                                  TO FORM S-4
                         Registration Statement Under
                          The Securities Act of 1933

                        MERCANTILE BANCORPORATION INC.
            (Exact name of registrant as specified in its charter)
           MISSOURI                                         43-0951744
 (State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)     P.O. Box 524       Identification No.)
                          St. Louis, Missouri  63166-0524
                     (Address of Principal Executive Offices)

                         FIRST FINANCIAL BANCORPORATION
                         1997 STOCK COMPENSATION PLAN
                           (Full title of the plan)

                             JON W. BILSTROM, ESQ.
                         General Counsel and Secretary
                         Mercantile Bancorporation Inc.
                                  P.O. Box 524
                         St. Louis, Missouri 63166-0524
                    (Name and address of agent for service)
                           Telephone:  (314) 425-2525

                                    Copy to:
         JOHN W. MCCLURE                       ROBERT M. LAROSE, ESQ.
Vice Chairman and Chief Financial Officer         Thompson Coburn
  Mercantile Bancorporation Inc.                One Mercantile Center
           P.O. Box 524                       St. Louis, Missouri  63101
 St. Louis, Missouri  63166-0524                    (314) 552-6000
          (314) 425-2525

                                            CALCULATION OF REGISTRATION FEE
============================================================================================================================
   Title of each class of       Amount to be       Proposed maximum           Proposed maximum               Amount of
securities to be registered     registered        offering price per       aggregate offering price       registration fee
                                                         unit
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value      35,673                 N/A                         N/A                        <F2>
              <F1>
============================================================================================================================

(1) Includes one attached Preferred Share Purchase Right per share.
(2) The registrant previously paid $18,075.54 with the original filing on June 19, 1998 to register 3,194,844 shares of Mercantile Bancorporation Inc. Common Stock, including the 35,673 shares which may be issued pursuant to the First Financial Bancorporation 1997 Stock Compensation Plan.

This amendment shall become effective in accordance with the provisions of Rule 464 promulgated under the Securities Act of 1933.

==============================================================================

            The undersigned registrant hereby files this post-effective amendment (the "Registration Statement") to register on Form S-8 35,673 shares of Mercantile Bancorporation Inc. (hereinafter the "Company" or the "Registrant") Common Stock, $0.01 par value, and attached Preferred Share Purchase Rights of the Company, previously registered on Form S-4 (File No. 333-57345) incorporated herein by reference, for issuance pursuant to options granted under the First Financial Bancorporation 1997 Stock Compensation Plan (the "Plan"), pursuant to the terms and conditions of the Agreement and Plan of Merger dated May 7, 1998 by and among the Company, Ameribanc, Inc. and First Financial Bancorporation (such transaction was consummated on September 28, 1998).

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

          The following documents filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934 are incorporated herein by reference:

          (a) MBI's Annual Report on Form 10K for the year ended December 31, 1997, as amended by Form 10-K/A.

          (b) MBI's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

          (c) MBI's Current Reports on Form 8-K dated January 10, 1998, January 30, 1998 and July 16, 1998.

          (d) The description of the Company's Common Stock set forth in
              Item 1 of the Company's Registration Statement on Form 8A, dated March 5, 1993, and any amendment or report filed for the purpose of updating such description.

          (e) The description of the Company's Preferred Share Purchase Rights set forth in Item 1 of the Company's Registration Statement on Form 8-A, dated May 27, 1998.

          Such incorporation by reference shall not be deemed to incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date any such document is filed. The information relating to the Company contained in this Registration Statement does not purport to be complete and should be read together with the information in the documents incorporated by reference herein. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a subsequent statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

          Where any document or part thereof is incorporated by reference in the Registration Statement, the Company will provide without charge to each person to whom a Prospectus with respect to the Plan is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in the Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355(7) provides that a corporation may provide additional indemnification to any person indemnifiable under Section 351.355(1) or (2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

         Article 12 of the Restated Articles of Incorporation of the Registrant provides that the Registrant shall extend to its directors and executive officers the indemnification specified in Sections 351.355(1) and
(2) and the additional indemnification authorized in Section 351.355(7) and that it may extend to other officers, employees and agents such indemnification and additional indemnification.

         Pursuant to directors' and officers' liability insurance policies, with total annual limits of $45,000,000, the Registrant's directors and officers are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers of the Registrant, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of the Registrant.

Item 8.  Exhibits.
         --------

See Exhibit Index located at page 8 hereof.

Item 9.  Undertakings.
         ------------

         The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                 SIGNATURES
                                 ----------

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 2 to the Registration Statement (File No. 333-57345) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 29th day of September 1998.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                                             MERCANTILE  BANCORPORATION  INC.




                                             By /s/ Thomas H. Jacobsen
                                               -------------------------------
                                               Thomas H. Jacobsen
                                               Chairman of the Board, President
                                               and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                                      Title                                         Date
       ---------                                      -----                                         ----
/s/ Thomas H. Jacobsen                        Chairman of the Board,                         September 29, 1998
---------------------------------             President and Chief Executive
Thomas H. Jacobsen                            Officer
Principal Executive Officer


/s/ John W. McClure                           Vice Chairman and                              September 29, 1998
----------------------------------            Chief Financial Officer
John W. McClure
Principal Financial Officer


/s/ Michael T. Normile                        Senior Vice President - Finance                September 29, 1998
---------------------------------             and Control
Michael T. Normile
Principal Accounting Officer

                                    - 5 -

              <F*>                             Director                                      September 29, 1998
---------------------------------
Richard E. Beumer


                                               Director
---------------------------------
Harry M. Cornell, Jr.


              <F*>                             Director                                      September 29, 1998
---------------------------------
Dr. Henry Givens, Jr.


              <F*>                             Director                                      September 29, 1998
---------------------------------
William A. Hall


              <F*>                             Director                                      September 29, 1998
---------------------------------
Thomas A. Hays


              <F*>                             Director                                      September 29, 1998
---------------------------------
Frank Lyon, Jr.


              <F*>                             Director                                      September 29, 1998
---------------------------------
Robert W. Murray


              <F*>                             Director                                      September 29, 1998
---------------------------------
Harvey Saligman


              <F*>                             Director                                      September 29, 1998
---------------------------------
Craig D. Schnuck


              <F*>                             Director                                      September 29, 1998
---------------------------------
Alvin J. Siteman


              <F*>                             Director                                      September 29, 1998
---------------------------------
Robert L. Stark


              <F*>                             Director                                      September 29, 1998
---------------------------------
Patrick T. Stokes

                                    - 6 -


              <F*>                             Director                                      September 29, 1998
---------------------------------
John A. Wright


                                       <F*>By /s/ Thomas H. Jacobsen
                                             ---------------------------------
                                                  Thomas H. Jacobsen
[FN]
<F*>  Thomas H. Jacobsen, by signing his name hereto, does sign this document on behalf of the persons  named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                   EXHIBIT INDEX
                                   -------------
 Exhibit No.
 -----------
   4.1        Form of Indenture Regarding Subordinated Securities between the
              Company and The First National Bank of Chicago, Trustee, filed on March 31, 1992 as Exhibit 4.1 to the Company's Report on Form
              8-K dated September 24, 1992, is incorporated herein by reference.

   4.2        Rights Agreement, dated as of May 20, 1998, between the Company and
              Harris Trust and Savings Bank, as Rights Agent (including as exhibits thereto the form of Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock and the form of Right
              Certificate), filed as Exhibit 4-2 to the Company's Report on Form 10-Q dated August 12, 1998, is incorporated herein by reference.

   4.3        Form of Indenture Regarding Senior Debt Securities, filed as Exhibit
              4.1 to the Company's Registration Statement on Form S-3 (No.
              333-25775), is incorporated herein by reference.

   4.4        Form of Indenture Regarding Subordinated Debt Securities, filed as
              Exhibit 4.2 to the Company's Registration Statement on Form S-3 (No.
              333-25775), is incorporated herein by reference.

   4.5        Indenture, dated February 4, 1997, First Supplemental Indenture, dated
              February 4, 1997, and Supplemental Indenture of First Supplemental
              Indenture, dated May 22, 1997, between the Company, as issuer, and The
              Chase Manhattan Bank, as Indenture Trustee, filed as Exhibits 4.5, 4.6 and 4.12, respectively, to the Company's Registration Statement on Form
              S-4 (No. 333-25131), are incorporated herein by reference.

   5.1        Opinion of Thompson Coburn as to the legality of the securities being registered.

  23.1 Consent of KPMG Peat Marwick LLP with regard to use of its report on the Company's financial statements.

  23.2        Consent of Thompson Coburn (included in Exhibit 5.1).

  24.1        Power of Attorney.<F*>

  99.1        First Financial Bancorporation 1997 Stock Compensation Plan.

----------------
<F*>previously filed on June 19, 1998.

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